Exhibit j





            CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the reference to our  firm  under  the
captions   `Financial  Highlights,"  and   "Independent
Auditors" and to the use of our reports dated July  28,
2000  for  the  Frontegra Total Return Bond  Fund,  the
Frontegra  Opportunity Fund, the Frontegra Growth  Fund
and   the  Frontegra  Emerging  Growth  Fund   in   the
Registration  Statement (Form N-1A)  of  the  Frontegra
Funds, Inc. and their incorporation by reference in the
related   Prospectus   and  Statement   of   Additional
Information  filed  with  the Securities  and  Exchange
commission in this Post-Effective Amendment No.  12  to
the Registration Statement under the Securities Act  of
1933  (File No. 333-7305) and in this Amendment No.  13
to  the  Registration  Statement under  the  Investment
Company Act of 1940 (File No. 811-7685).



                                    /s/ Ernst & Young LLP



Chicago, Illinois
January 30, 2001